EXHIBIT 1-3


                              Mafco Holdings Inc.
                              35 East 62nf Street
                            New York, New York 10021


                                                              January 16, 2004

Panavision Inc.
c/o Bobby G. Jenkins
Chief Financial Officer
6219 De Soto Avenue
Woodland Hills, California 91367


Gentlemen:

         Mafco Holdings Inc., a Delaware corporation ("Mafco"), MacAndrews & Forbes Holdings Inc., a Delaware corporation ("Holdings") and a wholly owned subsidiary of Mafco, PX Holding Corporation, a Delaware corporation ("PX Holding" and, together with Mafco and Holdings, the "Mafco Entities") and a wholly owned subsidiary of Holdings, and Panavision Inc., a Delaware corporation ("Panavision"), hereby agree that (i) Panavision will issue to PX Holding, and PX Holding will acquire, 215,274 shares of Series D Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision (the "Series D Preferred Stock"), in exchange for (a) 159,644 shares of Series C Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision (the "Series C Preferred Stock"), on which there is approximately $13,231,082.18 of accrued and unpaid dividends, (b) $23,000,000 in cash (the "Cash Consideration"), (c) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision to Holdings (such amount, as of the date hereof, being $10,180,930.07 (which amount includes principal and accrued and unpaid interest)) under, and the termination of, the Amended and Restated Line of Credit Agreement, dated as of August 13, 2003, between Holdings and Panavision, (d) 33.3 shares of common stock, no par value (the "PANY Shares"), of PANY Rental Inc., a New York corporation ("PANY Rental"), having a fair market value of $700,000, (e) the retirement of all amounts due and owing by, and release of all liabilities of, PANY Rental to PX Holding (such amount, as of the date hereof, being $713,692.87 (which amount includes principal and accrued and unpaid interest)) under, and the termination of, the promissory note originally in the principal amount of $900,000 and currently in the principal amount of $630,779.80, dated as of May 31, 1994 (the "PANY Note"), issued by PANY Rental to Silo Capital Corp. and subsequently acquired by PX Holding, on which there is approximately $82,913.07 of accrued and unpaid interest, and (f) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision to Mafco (such amount, as of the date hereof, being $7,804,479.02 (which amount includes principal and accrued and unpaid interest)) under, and the termination of, the promissory note in the principal amount of $6,700,000, dated as of July 1, 2002 (the "Las Palmas Note" and, together with the PANY Note, the "Notes"), issued by Panavision to M & F Worldwide Corp. and subsequently acquired by Mafco, on which there is approximately $1,104,479.02 of accrued and unpaid interest, and (ii) Panavision will issue to PX Holding, and PX Holding will acquire, 1,381,690 shares of Series E Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share (the "Series E Preferred Stock" and, together with the "Series D Preferred Stock," the "New Preferred Shares"), of Panavision, in exchange for 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock" and, together with the Series C Preferred Stock and the PANY Shares, the "Consideration Shares"), of Panavision.

         The Series D Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Rights (the "Series D Certificate of Designations") attached hereto as Exhibit A and the Series E Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Rights (the "Series E Certificate of Designations") attached hereto as Exhibit
B. The New Preferred Shares shall be Registrable Securities for the purposes of the Registration Rights Agreement, dated as of December 3, 2002, between Panavision and PX Holding.

         The parties hereto agree that the transactions contemplated by this letter agreement (this "Letter Agreement") are conditioned upon the closing of the transactions contemplated by the Purchase Agreement, dated as of January 16, 2004, by and among Panavision, the guarantors named therein, Canyon Capital Advisors LLC and the other purchasers named therein.

         In connection with the transactions contemplated by this Letter Agreement (this "Letter Agreement"), the Mafco Entities represent and warrant that:

         1. Each of the Mafco Entities is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

         2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by the Mafco Entities will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of any of the Mafco Entities, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which any of the Mafco Entities is a party or by which any of the Mafco Entities or any of its property is bound or to which it is subject;

         3. Each of the Mafco Entities has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by each of the Mafco Entities of this Letter Agreement has been duly authorized;

         4. This Letter Agreement has been duly and validly executed and delivered by each of the Mafco Entities and constitutes the legal, valid and binding obligation of each of the Mafco Entities, enforceable against each of the Mafco Entities in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         5. The transfer of the Consideration Shares will effectively vest in Panavision good, valid and marketable title to the Consideration Shares, free and clear of all Encumbrances whatsoever, except for restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws. As used in this Letter Agreement, the term "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

         In connection with the transactions contemplated by this Letter Agreement, Panavision represents and warrants that:

         1. Panavision is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

         2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated (including, but not limited to the issuance and sale of the New Preferred Shares) or compliance with the terms and conditions hereof by Panavision will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Panavision, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Panavision is a party or by which Panavision or any of its property is bound or to which it is subject;

         3. Panavision has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by Panavision of this Letter Agreement has been duly authorized;

         4. This Letter Agreement has been duly and validly executed and delivered by Panavision and constitutes the legal, valid and binding obligation of Panavision, enforceable against Panavision in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         5. The New Preferred Shares being issued pursuant to this Letter Agreement have been duly authorized by all necessary corporate action on the part of Panavision, and the New Preferred Shares being issued pursuant to this Letter Agreement will be validly issued, fully paid and nonassessable, will have the powers, preferences and rights set forth in the Series D Certificate of Designations and the Series E Certificate of Designations, as applicable, will be free and clear of all Encumbrances whatsoever, except for restrictions on transfer imposed by the Securities Act or state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any stockholder of Panavision.

         Upon (i) the delivery of the Consideration Shares and the Cash Consideration and (ii) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision under, and the termination of, the
(a) Credit Agreement and (b) each of the Notes, in exchange for the New Preferred Shares, each of the Mafco Entities and Panavision shall execute and deliver a cross receipt in the form attached hereto as Exhibit C.

         If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this Letter Agreement.


                                MAFCO HOLDINGS INC.

                                By: /s/ Barry F. Schwartz
                                    ----------------------
                                    Name:  Barry F. Schwartz
                                    Title: Executive Vice President & General
                                           Counsel


                                MACANDREWS & FORBES
                                HOLDINGS INC.


                                By: /s/ Barry F. Schwartz
                                   -----------------------
                                   Name:  Barry F. Schwartz
                                   Title: Executive Vice President & General
                                          Counsel


                                PX HOLDING CORPORATION


                                By: /s/ Todd J. Slotkin
                                   ---------------------
                                    Name: Todd J. Slotkin
                                    Title:  Executive Vice President & Chief
                                            Financial Officer





ACCEPTED AND AGREED TO:

PANAVISION INC.


By: /s/ Bobby Jenkins
Name:   Bobby Jenkins
Title:  Executive Vice President &
        Chief Financial Officer

                                                                   EXHIBIT A


                                 See Exhibit 1-4

                                                                   EXHIBIT B

                                 See Exhibit 1-5

                                                                   EXHIBIT C

                                  CROSS RECEIPT


         Reference is made to that certain Letter Agreement (the "Letter Agreement"), dated as of January 16, 2004, between Mafco Holdings Inc., a Delaware corporation ("Mafco"), MacAndrews & Forbes Holdings Inc., a Delaware corporation ("Holdings") and a wholly owned subsidiary of Mafco, PX Holding Corporation, a Delaware corporation ("PX Holding" and, together with Mafco and Holdings, the "Mafco Entities") and a wholly owned subsidiary of Holdings, and Panavision Inc., a Delaware corporation ("Panavision").

         Panavision hereby acknowledges (i) delivery of (a) 159,644 shares of Series C Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision, on which there is approximately $13,231,082.18 of accrued and unpaid dividends, (b) 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision, (c) $23,000,000 in cash, (d) 33.3 shares of common stock, no par value, of PANY Rental Inc., a New York corporation ("PANY Rental"), having a fair market value of $700,000, (ii) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision under, and the termination of, (a) the Amended and Restated Line of Credit Agreement, dated as of August 13, 2003, between Holdings and Panavision and (b) the promissory note in the principal amount of $6,700,000, dated as of July 1, 2002, issued by Panavision to M & F Worldwide Corp. and subsequently acquired by Mafco, on which there is approximately $1,104,479.02 of accrued and unpaid interest, and (iii) the retirement of all amounts due and owing by, and release of all liabilities of, PANY Rental under, and the termination of, the promissory note originally in the principal amount of $900,000 and currently in the principal amount of $630,779.80, dated as of May 31, 1994, issued by PANY Rental to Silo Capital Corp. and subsequently acquired by PX Holding, on which there is approximately $82,913.07 of accrued and unpaid interest.


                                PANAVISION INC.



                                By: /s/ Eric W. Golden
                                    -------------------
                                    Name: Eric W. Golden
                                    Title:  Executive Vice President & General
                                            Conusel

         The Mafco Entities hereby acknowledge delivery of (i) 215,274 shares of Series D Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision, and (ii) 1,381,690 shares of Series E Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision, in satisfaction of Panavision's obligations under the Letter Agreement.



                                MAFCO HOLDINGS INC.

                                By: /s/ Barry F. Schwartz
                                   -----------------------
                                   Name: Barry F. Schwartz
                                   Title: Executive Vice President & General
                                          Counsel


                                MACANDREWS & FORBES
                                HOLDINGS INC.


                                By: /s/ Barry F. Schwartz
                                    ----------------------
                                    Name: Barry F. Schwartz
                                    Title: Executive Vice President & General
                                           Counsel


                                PX HOLDING CORPORATION


                                By: /s/ Todd J. Slotkin
                                   ---------------------
                                    Name: Todd J. Slotkin
                                    Title: Executive Vice President & Chief
                                           Financial Officer

                                                                EXHIBIT 1-4


                       CERTIFICATE OF THE DESIGNATIONS,
                        POWERS, PREFERENCES AND RIGHTS
                                      OF
                        SERIES D CUMULATIVE PAY-IN-KIND
                                PREFERRED STOCK
                                      OF
                                PANAVISION INC.


                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)


         Panavision Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 2,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Section 5 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 300,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1.  Designation of Amount.

         The shares of Preferred Stock created hereby shall be designated the "Series D Cumulative Pay-In-Kind Preferred Stock" (the "Series D Preferred Stock") and the authorized number of shares constituting such series shall be 300,000.

Section 2.  Ranking; Term.

         (a) The Series D Preferred Stock shall, with respect to dividend rights and rights to distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to all classes of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to each other class or series of capital stock or other equity securities of the Company authorized, issued or otherwise established; provided, however, that the holders of a majority of the outstanding shares of Series D Preferred Stock, in accordance with the provisions of Section 6(b) hereof, may approve the authorization, issuance or establishment of a series of Preferred Stock the terms of which rank on a parity with or senior to the Series D Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company.

         (b) The Series D Preferred Stock shall be perpetual and may not be redeemed, purchased, retired or otherwise acquired by the Company unless such redemption, purchase, retirement or other acquisition by the Company is expressly authorized herein and consummated in accordance with the provisions specified herein.

Section 3.  Dividends.

         (a) The holders of the then outstanding shares of Series D Preferred Stock will be entitled to receive out of funds of the Company legally available therefore, cumulative dividends accruing on a daily basis from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 10% (the "Applicable Rate") of the Liquidation Preference (as hereinafter defined) per share of the Series D Preferred Stock, payable on each March 31, June 30, September 30 and December 31, commencing on March 31, 2004 (each such date, a "Dividend Payment Date") and calculated in accordance with Section 3(d); provided that: (i) if any such Dividend Payment Date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Original Issuance Date" means January 16, 2004. The dividends provided for in this Section 3(a) are hereinafter referred to as "Dividends." Dividends shall be payable, at the option of the Company, either (i) in cash, (ii) by issuance of additional shares of Series D Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid, or (iii) any combination thereof. All dividends paid with respect to shares of Series D Preferred Stock, whether in cash or shares of Series D Preferred Stock, pursuant to this Section 3 shall be made pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder. If and when any shares are issued under this Section 3(a) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable. For all purposes hereunder, dividends on the Series D Preferred Stock shall be treated as if the same were paid on the relevant Dividend Payment Date, whether or not the same were in fact so paid or declared. In the case of shares of Series D Preferred Stock issued as a dividend on shares of Series D Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were scheduled to be paid pursuant to this Section 3(a) as a dividend.

         (b) Each fractional share of Series D Preferred Stock outstanding (or treated as outstanding pursuant to Section 3(a) hereof) shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding or due to be issued and outstanding share of Series D Preferred Stock pursuant to Section 3(a) and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 3(a) with respect to dividends on each outstanding or due to be issued and outstanding share of Series D Preferred Stock. Each fractional share of Series D Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series D Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of Series D Preferred Stock.

         (c) If full cumulative Dividends are not paid in full, or declared in full and sums set apart in trust for the payment thereof, upon the shares of Series D Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series D Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series D Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series D Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series D Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Dividends on the shares of Series D Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of Dividends on the shares of Series D Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously provided for in full for the payment thereof at the next succeeding Dividend Payment Date, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock of the Company or any other capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series D Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company ("Junior Stock")) and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange solely for shares of Junior Stock). For purposes hereof, a "Subsidiary" shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

         (d) The amount of any Dividends per share of Series D Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series D Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

         (e) No dividend shall be paid or declared on any share of Common Stock, unless full Dividends on the shares of Series D Preferred Stock in respect of all past dividend periods have been paid, and sums representing the full amount of Dividends on the shares of Series D Preferred Stock are declared in respect of the then current quarterly dividend period and paid or shall have been or are contemporaneously provided for in full for the payment thereof at the next succeeding Dividend Payment Date. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Section 4.  Liquidation Preference.

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series D Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount in cash on such date equal to $1,000 per share of Series D Preferred Stock (the "Liquidation Preference") plus an amount in cash in respect of any accrued but unpaid Dividends as of such date. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series D Preferred Stock. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series D Preferred Stock of the full preferential amounts described in this Section 4, then all the available assets shall be distributed among the holders of the then outstanding shares of Series D Preferred Stock and the then outstanding shares of capital stock ranking on a parity with the Series D Preferred Stock as to distributions upon Liquidation, pro rata according to the number of then outstanding shares of Series D Preferred Stock and then outstanding shares of parity stock held by each holder thereof. A merger or consolidation of the Company, or a sale of all or substantially all of its assets, shall not constitute a Liquidation for purposes of this Section 4, unless in connection with such merger or consolidation or sale of all or substantially all of the Company's assets, the stockholders of the Company specifically determine that such transaction be deemed a Liquidation.

Section 5.  Reorganization, Reclassification, Merger, Consolidation.

         (a) At any time while any shares of Series D Preferred Stock are outstanding, the Company shall not (i) consolidate or merge with or into another person or entity or (ii) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its assets (each such transaction described in clauses (i) and (ii) of this Section 5(a) is referred to herein as a "Fundamental Transaction"); provided, however, that the Company may undertake or effect a Fundamental Transaction if, in the case of a merger or consolidation, the Company will be the surviving entity and the Series D Preferred Stock will remain outstanding or, prior to the consummation of any such Fundamental Transaction, the successor entity, in the case of a merger of consolidation, resulting from such Fundamental Transaction or the transferee of all or substantially all of the Company's assets, in the case of a Fundamental Transaction which is an asset sale, shall assume by written instrument the obligation to deliver to the holders of the Series D Preferred Stock upon consummation of such Fundamental Transaction, in exchange for all outstanding shares of Series D Preferred Stock, shares of stock, securities or other assets having identical rights, powers, preferences and privileges as the Series D Preferred Stock immediately prior to such Fundamental Transaction. The provisions of this Section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

         Notwithstanding the provisions of Section 5(a) hereof, upon a Change of Control (as hereinafter defined), each holder of the Series D Preferred Stock shall have the right to require the Company to repurchase all or any part of such holder's shares of Series D Preferred Stock at a repurchase price in cash equal to the Liquidation Preference thereof plus an amount in cash in respect of any accrued but unpaid Dividends as of the date of repurchase in accordance with the terms contemplated in Section 5(c). The Company's obligation to redeem the Series D Preferred Stock pursuant to this Section 5 shall become operative only after the Company has first complied with (w)
Section 4.08 of the Indenture, dated as of February 11, 1998, with respect to the Company's 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 (such 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes due 2006 are referred to collectively as the "1998 Notes"), including, without limitation, the purchase of any such notes tendered pursuant thereto, (x) any applicable provisions of the Indenture, dated on or about January 16, 2004, with respect to the Company's 12.50% Senior Secured Notes due 2009 (the "2004 Notes"), including, without limitation, the purchase of any such notes tendered pursuant thereto, (y) any applicable provisions of the Amended and Restated Credit Agreement, dated as of January 16, 2004, among the Company, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent (as may be further amended, supplemented, restated or otherwise modified from time to time) (the "Credit Agreement") and (z) the applicable provisions of any instrument entered into by the Company in connection with any refinancing of the 1998 Notes, the 2004 Notes or the Credit Agreement.

         (b) Within 45 days following any Change of Control, the Company shall mail a notice to each holder of Series D Preferred Stock stating:

             (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or any part of such holder's shares of Series D Preferred Stock at a repurchase price in cash equal to Liquidation Preference thereof plus an amount in cash in respect of any accrued but unpaid Dividends as of the date of repurchase;

             (ii) the circumstances and relevant facts regarding such Change of Control;

             (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

             (iv) the instructions determined by the Company, consistent with this Section 5, that such holder must follow in order to have its shares of Series D Preferred Stock repurchased.

         (c) Holders of Series D Preferred Stock electing to have shares of Series D Preferred Stock repurchased will be required to surrender such shares to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Company receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the holder, the number of shares of Series D Preferred Stock originally elected to be redeemed and a statement that such holder is withdrawing his election to have such shares purchased.

         (d) On the repurchase date, all shares of Series D Preferred Stock repurchased by the Company under this Section 5 shall be delivered to the Company for cancellation, and the Company shall pay the repurchase price to the holders entitled thereto. Upon surrender of shares that are repurchased under this Section 5 in part, the Company shall execute for the holder thereof (at the Company's expense) a new stock certificate evidencing a number of shares of Series D Preferred Stock equal to the number of shares of Series D Preferred Stock surrendered less the number of shares of Series D Preferred Stock repurchased.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of shares of Series D Preferred Stock pursuant to this Section 5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached this Section by virtue thereof.

         (f) Any shares of Series D Preferred Stock which shall at any time have been redeemed, retired or repurchased pursuant to this Section 5 or otherwise shall, after such redemption, retirement or repurchase have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series D Preferred Stock.

         (g) "Change of Control" means the occurrence of any of the following events on or after the Original Issuance Date:

             (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than one or more Permitted Holders (as hereinafter defined), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

             (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         (h) "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (as hereinafter defined), but excluding any debt securities convertible into or exchangeable for such equity.

         (i) "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

         (j) "Preferred Stock," as applied to the Capital Stock of any Person, means, solely for purposes of this Section 5, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         (k) "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 6.  Voting Rights.

         (a) The holders of outstanding shares of the Series D Preferred
Stock:

             (i) shall not be entitled to vote on any matters submitted to a vote of the holders of the Company's capital stock on any matters except as expressly provided herein or as required by applicable law; and

             (ii) shall be entitled to receive notice of any meeting of the stockholders of the Company in accordance with the Certificate of Incorporation and By-laws of the Company.

         (b) So long as any shares of Series D Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock voting separately as one class, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of the Series D Preferred Stock, (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class or series of capital stock or other equity securities of the Company ranking either as to payment of dividends or distribution of assets upon Liquidation (x) prior to the Series D Preferred Stock or (y) on a parity with the Series D Preferred Stock, or (iii) undertake any action (x) the valid consummation of which would require the approval of the Company's stockholders pursuant to the Company's Certificate of Incorporation or Bylaws or as required by applicable law and
(y) the direct or indirect result of which would adversely affect or change the rights, preferences or privileges of the Series D Preferred Stock. The vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of this Section 6, in addition to any other vote of stockholders required by law.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed on this 16th day of January, 2004.


                                  By: /s/ Eric W. Golden
                                     ----------------------
                                  Name: Eric W. Golden
                                  Title: Executive Vice President, General
                                         Counsel and Secretary

                                                             Exhibit 1-5

                       CERTIFICATE OF THE DESIGNATIONS,
                        POWERS, PREFERENCES AND RIGHTS
                                      OF
                       SERIES E NON-CUMULATIVE PERPETUAL
                         PARTICIPATING PREFERRED STOCK
                                      OF
                                PANAVISION INC.


                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)


         Panavision Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 2,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Section 5 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,500,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1.  Designation of Amount.

         The shares of Preferred Stock created hereby shall be designated the "Series E Non-Cumulative Perpetual Participating Preferred Stock" (the "Series E Preferred Stock") and the authorized number of shares constituting such series shall be 1,500,000.

Section 2.   Ranking; Term.

         (a) The Series E Preferred Stock shall, with respect to dividend rights and rights to distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to all classes of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to each other class or series of capital stock or other equity securities of the Company authorized, issued or otherwise established; provided, however, that the holders of a majority of the outstanding shares of Series E Preferred Stock, in accordance with the provisions of Section 6(b) hereof, may approve the authorization, issuance or establishment of a series of Preferred Stock the terms of which rank on a parity with or senior to the Series E Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company.

         (b) The Series E Preferred Stock shall be perpetual and may not be redeemed, purchased, retired or otherwise acquired by the Company unless such redemption, purchase, retirement or other acquisition by the Company is expressly authorized herein and consummated in accordance with the provisions specified herein; provided, however, that the Company may, with the written consent of a holder of outstanding shares of Series E Preferred Stock, redeem, purchase, retire or otherwise acquire any or all of the outstanding shares of Series E Preferred Stock held by such holder.

Section 3.  Dividends.

         (a) The holders of the then outstanding shares of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefore, non-cumulative cash dividends at the annual rate of $0.05 per share of Series E Preferred Stock, payable, if declared, quarterly in cash on each March 31, June 30, September 30 and December 31; provided, however, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. The cash dividends provided for in this Section 3(a) are hereinafter referred to as "Base Dividends." For purposes hereof, "Business Day" means any day other then a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or required to remain closed.

         (b) If Base Dividends have been declared and have not been paid in full and sums have not been set apart in trust for the payment thereof upon the shares of Series E Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series E Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series E Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series E Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid dividends per share, including dividends in arrears, if any, on the shares of Series E Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full Base Dividends on the shares of Series E Preferred Stock in respect of all past declared dividends have been paid, and sums representing the full amount of Base Dividends on the shares of Series E Preferred Stock are declared in respect of the then current quarterly dividend period and paid or shall have been or are contemporaneously set aside in trust for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock or any other capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series E Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company ("Junior Stock")) and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series E Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange solely for shares of Junior Stock). For purposes hereof, a "Subsidiary" shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

         (c) In addition to Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series E Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) per share of Series E Preferred Stock equal to the amount (and in the form) of the dividends declared or paid or distribution made on or with respect to each share of Common Stock, such Additional Dividends to be payable on the same payment date as the dividend on the Common Stock established by the Board of Directors. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the persons in whose name the Series E Preferred Stock is registered at the close of business on the applicable record date.

         (d) No dividend shall be paid or declared on any share of Common Stock, unless (i) a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series E Preferred Stock in an amount determined as set forth in paragraph (c) above,
(ii) full Base Dividends on the shares of Series E Preferred Stock in respect of all past declared dividends have been paid, and sums representing the full amount of Base Dividends on the shares of Series E Preferred Stock are declared in respect of the then current quarterly dividend period and paid or shall have been or are contemporaneously set aside in trust for the payment thereof, and (iii) full Additional Dividends on the shares of Series E Preferred Stock in respect of all past declared dividends on the Common Stock have been paid. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Section 4.  Liquidation Preference.

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series E Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $1.00 per share of Series E Preferred Stock (the "Liquidation Preference") plus the amount of any declared but unpaid Base Dividends as of such date and any declared but unpaid Additional Dividends as of such date. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series E Preferred Stock. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series E Preferred Stock of the full preferential amounts described in this Section 4, then all the available assets shall be distributed among the holders of the then outstanding shares of Series E Preferred Stock and the then outstanding shares of capital stock ranking on a parity with the Series E Preferred Stock as to distributions upon Liquidation, pro rata according to the number of then outstanding shares of Series E Preferred Stock and then outstanding shares of parity stock held by each holder thereof. A merger or consolidation of the Company, or a sale of all or substantially all of its assets, shall not constitute a Liquidation for purposes of this Section 4, unless in connection with such merger or consolidation or sale of all or substantially all of the Company's assets, the stockholders of the Company specifically determine that such transaction be deemed a Liquidation.

Section 5.   Reorganization, Reclassification, Merger, Consolidation.

         (a) At any time while any shares of Series E Preferred Stock are outstanding, the Company shall not (i) consolidate or merge with or into another person or entity or (ii) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its assets (each such transaction described in clauses (i) and (ii) of this Section 5(a) is referred to herein as a "Fundamental Transaction"); provided, however, that the Company may undertake or effect a Fundamental Transaction if, in the case of a merger or consolidation, the Company will be the surviving entity and the Series E Preferred Stock will remain outstanding or, prior to the consummation of any such Fundamental Transaction, the successor entity, in the case of a merger of consolidation, resulting from such Fundamental Transaction or the transferee of all or substantially all of the Company's assets, in the case of a Fundamental Transaction which is an asset sale, shall assume by written instrument the obligation to deliver to the holders of the Series E Preferred Stock upon consummation of such Fundamental Transaction, in exchange for all outstanding shares of Series E Preferred Stock, shares of stock, securities or other assets having identical, or more preferential, rights, power, preferences and privileges as the Series E Preferred Stock immediately prior to such Fundamental Transaction. The provisions of this Section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

         (b) Notwithstanding the provisions of Section 5(a) hereof, in the event that the stockholders of the Company approve, or the Company otherwise consummates (if stockholder approval is not required for such consummation), a Fundamental Transaction (other than a Fundamental Transaction in which the holders of the Company's outstanding voting securities immediately prior to such Fundamental Transaction hold, immediately after such Fundamental Transaction, in excess of 50% of (x) the voting power of the outstanding voting securities of the entity resulting from such Fundamental Transaction or
(y) if the entity resulting from such Fundamental Transaction has an ultimate parent which has a class of equity securities which are publicly traded on a nationally recognized securities exchange, the voting power of the outstanding voting securities of such parent (the Fundamental Transactions described in clauses (x) and (y) above are referred to herein as "Excluded Transactions")), at any time while any shares of Series E Preferred Stock are outstanding, each holder of Series E Preferred Stock shall have the right to give notice to the Company that such holder is exercising a redemption election (a "Redemption Election") with respect to all or any number of such holder's shares of Series E Preferred Stock, during the period (the "Exercise Period") beginning on the tenth (10th) day and ending on the thirtieth (30th) day after the earlier to occur of (i) such holder's receipt of the notice referred to in Section 5(c) hereof or (ii) the date as of which such holder obtains actual knowledge of such Fundamental Transaction. In exercising a Redemption Election, a holder of Series E Preferred Stock may elect to receive for each outstanding share of Series E Preferred Stock held by such holder either (x) an amount in cash, to the extent permitted by applicable law, not less than the Liquidation Preference thereof as of the Redemption Date (as defined below) plus the amount of any declared but unpaid Base Dividends as of the Redemption Date plus the amount of any declared but unpaid Additional Dividends as of such date or (y) an amount, in the form of cash, securities or other property, equal to the amount (and in the form) of the cash, securities or other property to be received by each holder of Common Stock for each share of Common Stock held by such holder in connection with such Fundamental Transaction. The Company's obligation to redeem the Series E Preferred Stock pursuant to this Section 5 shall become operative only after the Company has first complied with (w) Section 4.08 of the Indenture, dated as of February 11, 1998, with respect to the Company's 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 (such 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes due 2006 are referred to collectively as the "1998 Notes"), including, without limitation, the purchase of any such notes tendered pursuant thereto, (x) any applicable provisions of the Indenture, dated on or about January 16, 2004, with respect to the Company's 12.50% Senior Secured Notes due 2009 (the "2004 Notes"), including, without limitation, the purchase of any such notes tendered pursuant thereto, (y) any applicable provisions of the Amended and Restated Credit Agreement, dated as of January 16, 2004, among the Company, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent (as may be further amended, supplemented, restated or otherwise modified from time to time) (the "Credit Agreement") and (z) the applicable provisions of any instrument entered into by the Company in connection with any refinancing of the 1998 Notes, the 2004 Notes or the Credit Agreement.

         (c) On or before the tenth (10th) day after the stockholders of the Company approve, or the Company otherwise consummates (if stockholder approval is not required for such consummation), a Fundamental Transaction (other than an Excluded Transaction), the Company shall mail to all holders of record of the Series E Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Fundamental Transaction, (ii) that, if such holder exercises the Redemption Election, the Company shall, at the election of the holder, (x) redeem any or all of such holder's shares of Series E Preferred Stock at a redemption price equal to an amount not less than the Liquidation Preference thereof plus the amount of any declared but unpaid Base Dividends as of the Redemption Payment Date plus the amount of any declared but unpaid Additional Dividends as of such date or (y) deliver to such holder an amount per share of Series E Preferred Stock held by such holder, in the form of cash, securities or other property, equal to the amount (and in the form) of the cash, securities or other property to be received by each holder of Common Stock for each share of Common Stock held by such holder in connection with such Fundamental Transaction, and (iii) the procedure for redemption. Each such notice of redemption shall be irrevocable. To exercise the Redemption Election, a holder of Series E Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Redemption Election, including the indication of the form of redemption payment elected by such holder, accompanied by each certificate evidencing shares of the Series E Preferred Stock with respect to which the Redemption Election is being exercised, duly endorsed for transfer to the Company. On or prior to the fifth
(5th) Business Day (the "Redemption Payment Date") after receipt of such written notice, the Company shall redeem all shares of Series E Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Redemption Election and shall cause payment in the required form to be made for such shares of Series E Preferred Stock. If, in connection with any Redemption Election, the Company does not have sufficient capital and surplus legally available to redeem all of the then outstanding shares of Series E Preferred Stock for which a Redemption Election in the form of cash has been made, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series E Preferred Stock for which a Redemption Election in the form of cash has been made as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the number of shares of Series E Preferred Stock tendered for cash payment, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series E Preferred Stock for which a Redemption Election in the form of cash has been made as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series E Preferred Stock for which a Redemption Election in the form of cash has been made.

         (d) After any Redemption Payment Date, unless and until the full redemption payment for all shares of Series E Preferred Stock to be redeemed has been paid to the holders thereof, or set aside in trust with a bank or trust company, (i) no dividends or other distribution shall be paid or declared or set aside for payment on any capital stock or other equity securities of the Company ranking junior to or on a parity with the Series E Preferred Stock (other than in shares of, or warrants or rights to acquire, Junior Stock), and (ii) no shares of capital stock or other equity securities of the Company ranking junior to or on a parity with the Series E Preferred Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for solely shares of Junior Stock).

         (e) Any shares of Series E Preferred Stock which shall at any time have been redeemed, retired or repurchased pursuant to this Section 5 or otherwise shall, after such redemption, retirement or repurchase have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series E Preferred Stock.

Section 6.  Voting Rights.

         (a) The holders of outstanding shares of the Series E Preferred
Stock:

                  (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

                  (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and

                  (iii) shall be entitled to receive notice of any meeting of the stockholders of the Company in accordance with the Certificate of Incorporation and By-laws of the Company.

         For purposes of the voting rights set forth in this Section 6(a), each share of Series E Preferred Stock shall entitle the holder thereof to cast that number of votes as each share of Common Stock shall be entitled to cast.

         (b) In addition to the other voting rights set forth herein, so long as any shares of Series E Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock voting separately as one class, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of the Series E Preferred Stock, (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class or series of capital stock or other equity securities of the Company ranking either as to payment of dividends or distribution of assets upon Liquidation (x) prior to the Series E Preferred Stock or (y) on a parity with the Series E Preferred Stock, or (iii) undertake any action (x) the valid consummation of which would require the approval of the Company's stockholders pursuant to the Company's Certificate of Incorporation or Bylaws or as required by applicable law and (y) the direct or indirect result of which would adversely affect or change the rights, preferences or privileges of the Series E Preferred Stock. The vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of this
Section 6, in addition to any other vote of stockholders required by law.

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed on this 16th day of January, 2004.


                                By: /s/ Eric W. Golden
                                    Name:  Eric W. Golden
                                    Title: Executive Vice President, General
                                           Counsel and Secretary